EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Verigy Ltd. (the “Company”) for the period ended January 31, 2007 filed with the Securities and Exchange Commission (the “Report”), I, Keith L. Barnes, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the condensed and consolidated financial condition of the Company as of the dates presented and condensed combined and consolidated results of operations of the Company for the periods presented.

Date: March 14, 2007	/s/ Keith L. Barnes
Keith L. Barnes
Chief Executive Officer